UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    April 28, 2006

GLOBAL MATRECHS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29204	58-2153309
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

90 Grove Street, Suite 201 Ridgefield, Connecticut	06877
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:    (203) 431-6665

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	Change in the Company’s Certifying Accountant

Dismissal of Sherb & Company, LLP as Certifying Accountant

On April 28, 2006, at the recommendation of our board of directors, we dismissed our independent registered public accounting firm, Sherb & Company, LLP of Boca Raton, Florida. During the fiscal years ended December 31, 2004 and 2005, and during the interim period ended April 28, 2006, there were no disagreements with Sherb & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that, if not resolved to the satisfaction of Sherb & Company, LLP, would have caused it to make reference thereto in its reports regarding our consolidated financial statements for such years.

The reports of Sherb & Company, LLP containing our consolidated audited financial statements for the fiscal years ended December 31, 2004 and December 31, 2005 each contained a going-concern qualification, which indicates an absence of obvious or reasonably assured sources of future funding that will be required by us to maintain ongoing operations. The aforementioned reports did not contain any other adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

We requested that Sherb & Company, LLP furnish us with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree.  A copy of that letter, dated May 2, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of Mantyla McReynolds LLC as Certifying Accountant

On April 28, 2006, we appointed Mantyla McReynolds LLC of Salt Lake City, Utah, as our independent registered public accounting firm. During the fiscal years ended December 31, 2004 and December 31, 2005 and the subsequent interim period through April 28, 2006, we did not consult with Mantyla McReynolds LLC regarding the application of accounting principles to any specified transaction, the type of audit opinion that might be rendered on our consolidated financial statements, or any matter that was the subject of a disagreement with Sherb & Company, LLP or a reportable event as defined in applicable SEC rules.

ITEM 9.01	Financial Statements And Exhibits

(c) Exhibits

Number	Title

16.1	Letter of Sherb & Company, LLP dated May 2, 2006 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MATRECHS, INC.

Date: May 3, 2006	By:	/s/ Michael Sheppard
Michael Sheppard
President, Chief Executive Officer, Chief Operating Officer and Acting Chief Financial Officer